                                                                  EXHIBIT 10.21

This contract cancels and supersedes previous contract with (name, date, contract number): Amended Agreement for Electric Service between Lone Star Steel Company and SWEPCO, dated October 1, 1976
-------------------------------------------------------------------------------

FORM 702-T          Southwestern Electric Power Company
-----------------      CONTRACT FOR ELECTRIC SERVICE
 CONTRACT NUMBER
     42827                         Texas
-----------------

Lone Star Steel Company, P.O. Box 1000, Hwy. 259 South, Lone Star, Texas 75668-1000 hereinafter called "Customer", and Southwestern Electric Power Company, hereinafter called "Company", enter into the following contract:

     The Company will sell and deliver to the the Customer at SWEPCO's Lone Star South Substation located along Highway 259 South near Lone Star, Texas and the Customer will receive and pay for electric service for a period of 10 years beginning the later of October 1, 1996, or approval by the Commission(1), and thereafter, in automatically recurring yearly periods, (2) terminated by (3) prior written notice from either party to the other. Electric service will be delivered and received hereunder in accordance with the standard Terms and Conditions which are printed on the reverse side hereof and made a part of this contract, and Customer agrees to observe and be bound by them.

     Electric service delivered by the Company to the Customer will be 3 wire 3 phase, 60 cycle, alternating current at a nominal voltage of 138,000, in the amount of approximately 120,000 kilowatts, and will be metered at 138,000 volts.

     The Customer will use such electric service in the operation of Steel Mill and will be billed and will pay for this service in accordance with the rate schedule attached to this contract and made a part hereof.

     The following rate schedule and any special terms are applicable to this contract: Contract with Lone Star Steel Company (LSS); Attachment to the Contract for Electric Service between Lone Star Steel Company and
Southwestern Electric Power Company.

     In consideration of the investment on the part of the Company to make electric service available under this contract, the minimum monthly billing provision of the aforementioned rate schedule applies, but will not be less than the charge for 40,000(4) kw plus the fuel and tax adjustment clauses provided in the rate schedule.

     In the event a new or revised rate schedule applicable to service under this contract is authorized and made effective by the duly constituted regulatory authority or authorities having jurisdiction in the premises, which said rate schedule supersedes or modifies the rate schedule which is attached to this contract or printed on the reverse side hereof, then from and after the date upon which said new or revised rate schedule becomes authorized and effective, electric service to Customer will be billed and Customer will pay for such service in accordance with such new or revised rate schedule.

     If Customer fails to perform any of his obligations under this contract, including the prompt payment of monthly bills, or fails to observe or comply with any of the Terms and Conditions as printed on the reverse side of this sheet, the Company may suspend delivery of electric service and will not be liable in any manner for loss or damage arising through such suspension. No such suspension will interfere with the enforcement by the Company of any other legal right or remedy nor relieve the Customer from liability to pay the minimum charge during any suspension. No delay by the Company in enforcing any of its rights hereunder will be deemed a waiver of such rights nor will waiver by the Company of any default by Customer be deemed a waiver of any other or subsequent default.

     The Customer will indemnify and save the Company harmless from all loss on account of injury, or damage to persons or property on the Customer's premises, and at and from the point of delivery of power if such point is located off the Customer's premises, growing out of any accident or mishap.

     This agreement may be assigned by the Customer only with the written consent of the Company. This contract will bind and benefit the successors and assigns of the Company, and, at the option of the Company, the successors and assigns of the Customer. This contract supersedes all prior agreements between the Customer and the Company for the service specified herein.

     In witness whereof, the parties hereto have caused this contract to be executed on (X) September 30, 1996.

                                                 Lone Star Steel Company
                                                 ---------------------------------------------------------
                                                                      Customer

Witness (X) Barbara J. Griffin                   By (X) John G. Shivers
       ------------------------------------        -------------------------------------------------------
              (For the Customer)

                                                    (X) Vice President, Engineering & Services
                                                 ---------------------------------------------------------
                                                                  Official Capacity

                                                 SOUTHWESTERN ELECTRIC POWER COMPANY

Witness  Andrew Rambin                           By  Millard D. Smith
       ------------------------------------        -------------------------------------------------------
              (For the Company)

1. See Attachment, Article VII
2. At any time during its term, this             /X/ President   / / Vice President  / / Division Manager
   Agreement may be                              ---------------------------------------------------------
3. Twenty-Four Months                                                  Official Capacity
4. See Attachment, Article I.

                         STANDARD TERMS AND CONDITIONS

--------------------------------------------------------------------------------

               1.  APPLICABLE TO ALL CLASSES OF ELECTRIC SERVICE
               -------------------------------------------------

     In order that all Customers may receive uniform, efficient, and adequate service, electric service will be supplied to and accepted by all Customers receiving service from the Company in accordance with these Terms and Conditions.

                             2.  ORDER FOR SERVICE
                             ---------------------

     Contract and Agreement For Electric Service Form CA-101 and other applicable Contract For Electric Service forms are provided by the Company to show the agreement under which the Customer receives and the Company delivers electric service. Appropriate arrangements will be completed with Customer, or his duly-authorized agent, before service is supplied by the Company. A separate contract will be in effect for each class of service at each separate location. Refusal of service by the Company is governed by the Company's Service Refusal Policy, Sheet No. 101.

                               3.  OPTIONAL RATES
                               ------------------

     The Company's published rate schedules state the conditions under which each is available for electric service. When two or more rates are applicable to a certain class of service, the choice of such rates lies with the Customer.

     The Company, at any time upon request, will determine for any Customer the rate best adapted to existing or anticipated service requirements as defined by the Customer, but the Company does not assume responsibility for the selection of such rate or for the continuance of the lowest annual cost under the rate selected.

     The Company, lacking knowledge of changes that may occur at any time in the Customer's operating conditions, does not assume responsibility that Customer will be served under the most favorable rate; nor will the Company make refunds covering the difference between the charges under the rate in effect and those under any other rate applicable to the same service.

     Rates are normally established on a twelve-month basis and a Customer having selected a rate adapted to his service may not change to another rate within a twelve-month period unless there is a substantial change in the character or conditions of his service. A new Customer will be given reasonable opportunity to determine his service requirements before definitely selecting the most favorable rate therefor.

                                 4.  DEPOSIT
                                 -----------

     The Customer, if requested by the Company to do so, will make and maintain a reasonable deposit to secure payment of bills. Rules and regulations governing the requirement for and refundability of deposits are contained in the Company's Deposit Policy, Sheet
     No. 102.

                               5.  MONTHLY BILLS
                               -----------------

        Bills for service will be rendered monthly, unless otherwise specified. The term "month" for billing purposes will mean the period between any two consecutive readings of the meters by the Company, such readings to be taken as nearly as practicable every thirty days.

        Failure to receive a bill in no way exempts Customers from payment for electric service.

        When there is good reason for doing so, estimated bills may be submitted provided that an actual meter reading is taken every six
     (6) months. In months when the meter reader is unable to gain access to the premises to read the meter on regular meter-reading trips, or in months when meters are not read, Company will provide the Customer with a postcard and request the Customer to read the meter and return the card to Company. If such postcard is not received by Company in time for billing, Company may estimate meter reading and render bill accordingly.

     When a bill rendered to a Commercial or Industrial Customer is paid after the due date, a one-time penalty in an amount set forth in the applicable rate schedule will be added to the amount owed the Company.

                         6.  DISCONTINUANCE OF SERVICE
                         -----------------------------

     A customer's utility service may be disconnected and the Company's property removed from the Customer's premises if the bill has not been paid by the due date and proper notice has been given in accordance with the Company's Collection and Disconnect Policy, Sheet No. 103. No such suspension of electric service will interfere with the enforcement by the Company of any other legal right or remedy nor relieve the Customer from liability to pay the minimum charge during any suspension. No delay by the Company in enforcing any of its rights will be deemed a waiver of such rights nor will waiver by the Company of any default by the Customer be deemed a waiver of any other subsequent default.

               7.  EXCLUSIVE SERVICE ON INSTALLATION CONNECTED TO
               --------------------------------------------------
                               COMPANY'S SYSTEM
                               ----------------

     Except as may be specifically permitted under tariffs governing the interconnection or provision of service to small power producers or cogenerators, standard electric rate schedules are based on exclusive use of Company's service.

     Except in cases where the Customer has a contract with the Company for breakdown or standby service, no other electric light or power service will be used by the Customer on the same installation in conjunction with the Company's service, either by means of a throw-over switch or any other connection.

     The Company will not be required to supply or continue to supply service to any Customer where a portion of Customer's service requirement is obtained from other sources, except when such service is covered by a contract under Standby Service Schedule (S).

     The Customer will not sell the electricity purchased from the Company to any other customer, company, or person, and Customer will not deliver electricity purchased from the Company to any connection wherein said electricity is to be used off of the Customer's premises on which the meter is located.

                          8.  CUSTOMER'S INSTALLATION
                          ---------------------------

     Customer is responsible for installing and maintaining such protective devices as are recommended or required by the then current edition of the National Electrical Code or as may be necessary to protect Customer's equipment or process during abnormal service conditions or the failure of all or a part of the electric service provided by the Company. All wiring and other electrical equipment furnished by the Customer will be installed, operated, and maintained by the Customer at all times in conformity with good electrical practice and with the requirements of the constituted authorities and these Terms and Conditions. Where no public authorities have jurisdiction, Company, for Customer's protection, may require Customer to furnish Company a certificate from wiring electrician that Customer's installation conforms to the National Electrical Code and/or the National Electrical Safety Code. The Company does not assume responsibility for the design, operation, or condition of the Customer's installation.

     Service will be delivered to Customer for each premise at one point of delivery to be designated by Company and to conform to Company's service standards. For mutual protection of Customer and Company, only authorized employees of Company are permitted to make and energize the connection between Company's service wire and Customer's service entrance conductors. The Customer will indemnify and save the Company harmless from all loss on account of injury or damage to persons or property on the Customer's premises, and at and from the point of delivery of power if such point is located off the Customer's premises, growing out of any accident or mishap.

                         9.  OWNER'S CONSENT TO OCCUPY
                         -----------------------------

     The Company shall have the right to install and maintain equipment in, over and under the Customer's property and shall have access to the Customer's premises for any other purpose necessary for supplying electric service to the Customer. In case the Customer is not the owner of the premises or of the intervening property between the premises and the Company's lines, the Customer will obtain from the property owner or owners the easements or right-of-way necessary to install and maintain in, over or under said premises all such wires and electrical equipment as are necessary or convenient for supplying electric service to the Customer.

                           10.  MOTOR INSTALLATIONS
                           ------------------------

     For mutual protection of service to all customers, all motor installations will be as follows:

     (a) All motors rated in horsepower up to and including 7-1/2 HP and individual air conditioning units with ratings of 65,000 BTUH (ARI rating) or less will be single phase, unless otherwise agreed to by the Company or served in conjunction with other larger three phase loads.

     (b) All three phase motors will be equipped with approved starting equipment having low voltage release attachment and properly sized over-current protection in each of the three phases.

                               11.  POWER FACTOR
                               -----------------

     Where Customer has power or heating equipment installed that operates at low power factor, Customer will furnish, at his own expense, suitable corrective equipment to maintain a power factor of 90% lagging, or higher.

     Customer will install and maintain in conjunction with any fluorescent lighting, neon lighting, or other lighting equipment having similar load characteristics, auxiliary or other corrective apparatus that will correct the power factor of such lighting equipment to not less than 90% lagging.

                         12.  PROTECTION OF SERVICE
                         --------------------------

     Where the Customer's use of any devices that have a detrimental effect upon the service rendered to other Customers or upon Company equipment and causes voltage fluctuation of the 60 Hertz wave, clipping of the current, or voltage wave - thereby producing harmonics or a cyclic pulsation between one and sixty Hertz (1 and 60 Hertz), Customer will furnish at his own expense necessary equipment to limit such voltage fluctuation, harmonics, or pulsations so that they will not interfere with other Customers or Company equipment. Where the interference cannot be corrected, the use of such devices must be discontinued.

                        13.  CONTINUOUS SERVICE
                        -----------------------

     Company will make reasonable provisions to insure satisfactory and continuous service, but does not guarantee a continuous supply of electric energy or that the voltage, wave form or frequency of the supply will not fluctuate. The Company shall not be liable for damages occasioned by interruption, failure to commence delivery, or voltage, wave form or frequency fluctuation caused by interruption or failure of service or delay in commencing service due to accident to or breakdown of plant, lines, or equipment, strike, riot, act of God, order of any court or judge granted in any bonafide adverse legal proceedings or action or any order of any commission or tribunal having jurisdiction; or, without limitation by the preceding enumeration, any other act or things due to causes beyond its control, to the negligence of the Company, its employees, or contractors, except to the extent that the damages are occasioned by the gross negligence or willful misconduct of the Company.

     In like manner, should the Customer's premises be rendered wholly unfit for the continued operation of the Customer's plant or business, due to any of the causes mentioned above, the Customer's contract, if any, will thereupon be suspended until such time as the plant or premises will have been reconstructed, reconditioned, and reoccupied by the Customer for the purpose of his business.

                 14.  INTENTIONAL INTERRUPTION OF SERVICE
                 ----------------------------------------

     The Company may without notice and without liability to Customer interrupt service to Customer when in the Company's sole judgment such interruption:

     (a) Will prevent or alleviate an emergency threatening to disrupt the operation of the Company's system; or

     (b)  Will lessen or remove possible danger to life or property; or

     (c)  Will aid in the restoration of electric service; or

     (d) Is required to make necessary repairs to or changes in the Company's facilities.

Customer may request, in writing, that Company provide notice of intentional interruption of service by contact at an address and telephone number provided in such written request by Customer and Company will exercise reasonable diligence to give such notice but does not warrant that notice will be given in every case of intentional interruption.

                              15.  METERING
                              -------------

     The electricity used will be measured by a meter or meters to be furnished and installed by the Company at its expense and bills will be calculated upon the registration of such meters. Meters include all measuring instruments. Meter installations will be made in accordance with the service standards set forth in the Company's Meter and Service Installations Handbook. Customer will provide a sufficient and proper space in a clean and safe place, accessible at all times and free from vibration, for the installation of Company's meters. Company will furnish all meter bases and/or metering enclosures to be installed by Customer on supply side of service equipment to be metered.

     Meters will be tested as reasonably necessary in accordance with the Company's Meter Testing Policy, Sheet No. 104.

      16.  PROTECTION OF COMPANY'S PROPERTY AND ACCESS TO PREMISES
      ------------------------------------------------------------

     The Customer will protect the Company's property on the Customer's premises from loss or damage and will permit no one who is not an agent of the Company to remove or tamper with the Company's property.

     The Company will have the right of access to the Customer's premises at all reasonable times for the purpose of installing, reading, inspecting, or repairing any meters or devices owned by Company or for the purpose of removing its property.

                 17.  AGENTS CANNOT MODIFY AGREEMENT
                 -----------------------------------

     No agent has power to amend, modify, or waive any of these Terms and Conditions, or to bind the Company by making any promises or representations not contained herein.

             18.  SUPERSEDE PREVIOUS TERMS AND CONDITIONS
             --------------------------------------------

     These Terms and Conditions supersede all Terms and Conditions under which the Company has previously supplied electric service.

                              ATTACHMENT TO THE
                       CONTRACT FOR ELECTRIC SERVICE
                                   BETWEEN
                           LONE STAR STEEL COMPANY
                                     AND
                    SOUTHWESTERN ELECTRIC POWER COMPANY


     This Attachment appended to and made a part of the Contract for Electric Service (Contract) between Lone Star Steel Company ("Lone Star") and Southwestern Electric Power Company ("SWEPCO"), dated September 30, 1996.


                                   I. Rates
                                      -----

     Lone Star will be billed for and will pay for electric service hereunder in accordance with Rate Schedule LSS of SWEPCO's Manual of Tariffs, as approved from time-to-time by the Public Utility Commission of Texas ("Commission"). The current version of Rate Schedule LSS is attached to the Contract. If the Commission revises or supersedes Rate Schedule LSS, the attached rate schedule will be revised accordingly, and the revised or superseded schedule will apply to service hereunder from the date it is made effective by the Commission.

     The Minimum Kilowatts of Billing Demand will be determined pursuant to the provisions of Rate Schedule LSS. In the event Lone Star decreases its specified Firm Load pursuant to Section I.B.1 of Rate Schedule LSS, it is agreed that for billing purposes, such a decrease shall not reduce the amount of Firm Load by more than 20 percent when used in allocating Kilowatts of Billing Demand among Firm Load, Curtailable Load, and Off-Peak Load for the subsequent 12-month period.

     Lone Star may elect to take service under any other Rate Schedule or tariff provision in SWEPCO's Manual of Tariffs, as approved from time-to-time by the Commission, that by its terms indicates it is available to a customer served under Rate Schedule LSS or under any Commission-approved tariff that supersedes Rate Schedule LSS. In the event Lone Star elects to take service under such other applicable Rate Schedule or tariff provision approved by the Commission, the attached rate schedule will be revised as appropriate, and the Contract modified appropriately.


                         II.  Availability of Power
                              ---------------------

     SWEPCO currently has three sources of supply to the Lone Star South Substation and will make reasonable effort to maintain two-way service to the Lone Star South Substation. SWEPCO's obligation under the Contract to provide electric power is limited to the following aggregate levels:

-------------------------------------------------------------------------------
                                                    Lone Star      Lone Star
Based on SWEPCO 1997 Summer Projected Peak Load        87%            98%
Flows
                                                    Power Factor   Power Factor
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Normal System Conditions                              200 MW         235 MW
-------------------------------------------------------------------------------
One Transmission Line to the Lone Star South          140 MW         160 MW
Substation Out of Service
-------------------------------------------------------------------------------
One Autotransformer at the Diana Substation Out of    115 MW         115 MW
Service*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     *Should one autotransformer at the Diana Substation fail, SWEPCO will make a reasonable effort to install a spare autotransformer within 30 days.

SWEPCO will reasonably notify Lone Star should SWEPCO's projections of customer demands indicate that any significant changes in these limits are expected to occur.

     In the event Lone Star notifies SWEPCO that Lone Star's needs are projected to exceed the levels set forth above, SWEPCO will consult with Lone Star with respect to the installation of additions or modifications to SWEPCO's system and the terms and conditions upon which such additions or modifications will be installed. Installation of any such additions or modifications will be contingent on: (i) receipt of all required permits and approvals; (ii) availability of materials and rights-of-way; and (iii) Commission approval of any compensation from Lone Star to SWEPCO for Lone Star's reasonably apportioned share of the cost of the additions or modifications installed. At this time, SWEPCO has no plans for construction of additions or modifications to its system for which Lone Star would be expected to share the cost.

     To assist in SWEPCO's planning, Lone Star will provide SWEPCO a written load forecast for a minimum of three calendar years by March 1 of each year. Lone Star shall use its best efforts to inform SWEPCO as soon as possible of any substantial changes in these forecasts.


               III.  Limitation of Amount of Curtailable Load
                     ----------------------------------------

     Due to Lone Star's and other customers' potential for load growth, Curtailable Load shall be provided consistent with transmission system delivery capability, including but not limited to the limitations set forth in Section II above. The amount of Curtailable Load available will change from time to time and shall be specified by SWEPCO. A limited amount of Curtailable Load is available to all SWEPCO customers. Curtailable Load available to Lone Star shall be 120,000 kilowatts subject to the following:
(1) In the event Lone Star's use of Curtailable Load does not exceed 90,000 kilowatts at any time prior to June 1, 1997, or during any three-year period thereafter, SWEPCO shall have the right to make any Curtailable Load or interruptible power in excess of 10,000 kilowatts over the highest prior usage of Curtailable Load by Lone Star available to other customers; and
(2) SWEPCO shall allow the use of more Curtailable Load to the extent it deems such allowance consistent with its system's demands and capability.


                                IV.  Metering
                                     --------

     The kilowatt-hours associated with each type of load shall be determined by one set of electronic metering. In the event of a failure in metering, billing shall be estimated on the best information available or Lone Star's metering. Metering equipment shall be tested at intervals not exceeding one year with a representative of each party present. If as a result of such tests the metering equipment is found to be inaccurate, it shall be restored to a condition of accuracy. If inaccuracy is found outside of the accuracy standards of the American National Standards Institute, Incorporated, bill adjustments will be made in accordance with the Meter Policy of SWEPCO's Manual of Tariffs.


                   V.  Lone Star Generating Equipment and
                       Interconnection with SWEPCO System
                       ----------------------------------

     Lone Star currently has 34.3 MW of generating equipment installed at the facility served hereunder. Lone Star has installed and agrees to maintain in good working order necessary interconnection equipment, including protective devices and equipment, meeting SWEPCO's standards and specifications to allow the operation of such generating equipment in parallel with the SWEPCO system in a manner that does not adversely affect either the reliability or safety of the SWEPCO system. Should SWEPCO's standards and specifications be revised in the future, Lone Star agrees at its expense to make any modifications to such interconnection equipment that may be reasonably necessary to comply with such revised standards and specifications to assure the continued operation of Lone Star's generating equipment in parallel with the SWEPCO system without adversely affecting either the safety or reliability of the SWEPCO system.

     In the event Lone Star plans to make any change to such generating equipment or to the interconnection equipment which could reasonably be expected to affect the SWEPCO system or plans any increase in the amount of generating capability installed, Lone Star agrees to notify SWEPCO and provide SWEPCO with information sufficient for SWEPCO to evaluate the potential effects on the SWEPCO system. Lone Star agrees at its expense to install such interconnection equipment, including protective devices or equipment, as SWEPCO reasonably specifies to ensure that any modifications to Lone Star's equipment or increases in the capability of Lone Star's generation do not adversely affect either the safety or reliability of the SWEPCO system.

     Lone Star's generating equipment may be utilized by Lone Star for purposes of supplying part of its total electric capacity and energy needs. Because Rate Schedule LSS is a special tariff applicable to Lone Star alone and provides for breakdown and standby service, the provisions of Section 7 of SWEPCO's Standard Terms and Conditions do not affect Lone Star's ability to use its installed generation to supply part of its total electric capacity and energy needs and the reference in such Section 7 to Rate Schedule (S) Standby Service does not apply to service to Lone Star.

                           VI.  Motor Installation
                                ------------------

     In accordance with Section 10 of SWEPCO's Standard Terms and Conditions as approved by the Commission, SWEPCO recognizes that Lone Star has installed some three-phase motors that are rated less than 7.5 HP.

                   VII.  Term of Contract and Effective Date
                         -----------------------------------

     The Contract will be filed with the Commission. The Contract will be in effect for ten years beginning on the later of (i) October 1, 1996, or (ii) should the Commission deem approval of the Contract to be necessary, the date of the earlier of interim or permanent approval by the Commission. After the initial ten year term, the Contract shall continue in effect in automatically recurring yearly periods. During its term, the contract can be terminated by either party by written notice given to the other not less than twenty-four months prior to the termination date designated in such notice.

                                 VIII.  Notices
                                        -------

     Statements or notices under the Contract shall be mailed to Vice President-Engineering and Services, Lone Star Steel Company, Lone Star, Texas 75668, and to President, Southwestern Electric Power Company, P.O. Box 21106, Shreveport, Louisiana 71156.

SOUTHWESTERN ELECTRIC POWER COMPANY

SECTION TITLE                    RATES, CHARGES, AND FEES
             ----------------------------------------------------------------

SECTION NUMBER             4.04                  EFFECTIVE DATE    08/01/85
               -----------------------------                    -------------

APPLICABLE    LONE STAR STEEL COMPANY            ORIGINAL REVISION NUMBER  4
           ---------------------------------                              ---


-----------------------------------------------------------------------------

                  CONTRACT WITH LONE STAR STEEL COMPANY (LSS)

-----------------------------------------------------------------------------

                                 AVAILABILITY
                                 ------------

This rate is available to Lone Star Steel Company for service provided under a contract specifying the limits and conditions of service as a rate that is subject to change by the regulatory authority having jurisdiction during the course of any rate proceeding.

I.  BASIC RATES FOR ELECTRIC SERVICE

    A.  Rate Determination
        ------------------

        1. Firm Load:

           Kilowatt Charge:
           ----------------

           $4.62 per Kilowatt for the Firm Load Kilowatts of Billing Demand.

           Kilowatt-hour Charge:
           ---------------------

           0.48c per Kilowatt-hour for all Firm Load Kilowatt-hours with Kilowatt-hours from metered data for usage levels up to the Firm Load Kilowatts of Billing Demand.

        2. Rates for Turbine-Generator Overhaul and Emergency Power are applicable only when this type of power is used with kilowatt-hours from metered data for the usage levels specified. Turbine Generator overhaul kilowatt-hours will be at the firm load rate. Emergency Power kilowatt-hours will be at the Power Emergency rate.

        3. Curtailable Load:

           Kilowatt Charge:
           ----------------

           $3.46 per Kilowatt for the Curtailable Load Kilowatts of Billing Demand.

           Kilowatt-hour Charge:
           ---------------------

           0.42c per Kilowatt-hour with the kilowatt-hours metered for usage between the Firm Load Kilowatts of Billing Demand and the Curtailable Load Kilowatts of Billing Demand.

        4. Off-Peak Load:

           KILOWATT CHARGE:

           $2.31 per Kilowatt for the Off-Peak Kilowatts of Billing Demand.

           Kilowatt-hour Charge:
           ---------------------

           0.42c per Kilowatt-hour with the kilowatt-hours metered for usage between the Curtailable Load Kilowatts of Billing Demand and the Off-Peak Kilowatts of Billing Demand.

    B. Determination of Kilowatts of Billing Demand: The Kilowatts of Billing Demand for each month will be the average kilowatt load used by the Customer during the 30-minute period of maximum use comprised of two consecutive 15-minute periods (with each clock hour being divided into quarter hours) during the on-peak and off-peak hours of the month and will be determined in the following manner and sequence:

        1. Firm Load Kilowatts of Billing Demand: will be specified from time to time by Customer within the contract constraints. Any change in Firm Load requires at least 72 hours prior notice to Company with written confirmation being sent within 24 hours of such notice. An increase will be effective for the entire month in which requested to be effective and a decrease will be effective after the end of such month.

        2. Turbine-Generator Overhaul Kilowatts of Billing Demand: will be specified in advance by Customer and shall be considered as Firm Load Kilowatts of Billing Demand during the agreed upon period and shall not be used in the Determination of Minimum Kilowatts of Billing Demand.

     3. Emergency Power Kilowatts of Billing Demand: will be specified, at the beginning of Emergency Power use by Customer with written confirmation within 24 hours. Customer will notify Company when the emergency has been completed with written confirmation within 24 hours. Emergency Power Kilowatts of Billing Demand as specified will be in addition to the Firm Load Kilowatts of Billing Demand but will be considered as Firm Load Kilowatts of Billing Demand in determining Curtailable and off-peak Kilowatts of Billing Demand. Emergency Power Kilowatts of Billing Demand shall not be used in the Determination of Minimum Kilowatts of Billing Demand.

     4. Curtailable Load Kilowatts of Billing Demand: will be the on-peak hours determination of Kilowatts of Billing Demand less the Firm Load Kilowatts of Billing Demand.

     5. Off-Peak Kilowatts of Billing Demand: will be the off-peak hours determination of Kilowatts of Billing Demand less the on-peak hours determination of Kilowatts of Billing Demand and shall not be used in the Determination of Minimum Kilowatts of Billing Demand.

C. Monthly Kilowatt Charge: The monthly kilowatt charge will be the charge for the Kilowatts of Billing Demand for the current month or the Minimum Kilowatts of Billing Demand, whichever is greater as determined in the following manner and sequence:

     1.   Firm load kilowatts of billing demand at the firm load rate, plus

     2. Turbine-Generator or Emergency Power Kilowatts of Billing Demand are applicable only when the power is utilized (not to be used in Minimum Kilowatts of Billing Demand), plus

     3. Curtailable load kilowatts of billing demand at the rate for curtailable load, plus

     4. Off-Peak Load Kilowatts of Billing Demand at the rate for off-peak load (not to be used in Minimum Kilowatts of Billing Demand).

D. Firm Load - Demand and energy used regularly on an as needed basis not subject to normal interruption for load management by Company.

E. Curtailable Load - Demand and energy used in addition to firm load used regularly on an as needed basis within limits of the contract but subject to interruption for up to 30 times during the curtailable year for a total of 150 hours. Curtailable load will be subject to immediate interruption for emergency system conditions in addition to the above.

F. Curtailable Year - Beginning June 1 and Ending May 31 of the following year.

G. Interruption Procedure for Curtailable Load: The interruption procedure will be in the following order:

     1. Company's system dispatcher will request Customer's designated representative(s) to reduce load to an amount that is not less than firm load amount. Company will attempt to provide at least 30 minutes notice but will provide not less than a minimum of 15 minutes notice to Customer to reduce its load to the requested load amount. Interruptions for emergency system conditions as noted previously shall be subject to immediate interruption.

     2. If Customer's demand exceeds the predetermined level after actions in step 1 of the interruption procedure, Company shall interrupt total plant service.

H. Off-Peak Load - Demand and energy used in addition to firm or curtailable load only during the off-peak hours subject to the following limitations. The average kilowatt load during the off-peak hours will not exceed the on-peak demand by more than 50,000 kilowatts; provided however, the off-peak demand shall not exceed the on-peak demand by more than 30,000 kilowatts during the hours from 6:00 A.M. to 7:30 A.M. in the months of October, November, December, January, February, March and April.

      The Off-Peak Demand limitation of 30,000 kilowatts shall not apply on Saturday or Sunday or the day of a National Holiday. Any Demand in excess of the maximum Off-Peak Demands specified above shall be considered as On-Peak Demands and billed accordingly. Provided further however, Company shall have the right of normal interruption back to the Firm Load during the hours from 3:30 P.M. to 8:00 P.M. in the months of October through April of any calendar year and during the hours from 8:00 A.M. to 2:00 P.M. in the months of May through September of any calendar year.

I.    Off-Peak Hours and On-Peak Hours:
      ---------------------------------
      In the months of May through September of any calendar year, the On-Peak Hours are those hours between 2:00 P.M. and 10:00 P.M., Monday through Friday; the Off-Peak Hours are those between 10:00 P.M. on one day to 2:00 P.M. on the following day, Monday through Thursday and 10:00 P.M. on Friday to 2:00 P.M. the following Monday. In the months of October through April of any calendar year, the On-Peak Hours are those hours between 7:30 A.M. and 3:30 P.M., Monday through Friday; the Off-Peak Hours are those between 3:30 P.M. on one day to 7:30 A.M. on the following day, Monday through Thursday and 3:30 P.M. on Friday to 7:30 A.M. the following Monday. The On-Peak Hours of the following National Holidays shall be considered Off-Peak Hours in this Agreement:
      New Year's Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Should any of these days fall on Sunday, the following Monday shall be considered a National Holiday, likewise should any of these days fall on Saturday, the preceding Friday shall be considered a National Holiday.

J. The combined total amount of Curtailable and Off-Peak Load will be limited to the Curtailable Load plus 50,000 KW. Any demand during Off-Peak Hours in excess of Curtailable Load plus 50,000 KW will be considered Firm Load Demand.

II.   Minimum Kilowatts of Billing Demand:
      ------------------------------------
      The Minimum Kilowatts of Billing Demand will be higher of (a) the charge for the On-Peak Demand of the current month, but not less than the charge for 40,000 kilowatts, or (b) any contract provisions.

III.  Determination of Kilovar Charge:
      --------------------------------
      The reactive demand in kilovars will be recorded by SWEPCO. In each month a charge of 35 cents per month shall be made for each kilovar by which Lone Star's maximum 30 minute reactive demand in kilovars is greater than 50 percent of Lone Star's maximum 30 minute kilowatt demand during the same time period in that month.

IV.   Fuel Cost Component of Base Rates:
      ----------------------------------
      In addition to all other charges, the amount of the bill will be increased by an amount per KWH calculated in accordance with Schedule FC.

V.    Tax Adjustment
      --------------
      Total billing will be decreased or increased by the proportionate part of any new tax or change in rate of tax as provided in the Tax Adjustment Rider.

VI.   Turbine-Generator Overhaul
      --------------------------
      It is recognized that it will be necessary for the integrated operation of the turbine-generators of LONE STAR and power service of SWEPCO, that schedule overhaul periods on the equipment of LONE STAR must be fitted into the similar schedules of SWEPCO as determined by SWEPCO's Chief System Operator. During the agreed upon period of overhaul, the Turbine-Generator Overhaul Kilowatts of Billing Demand shall be determined in accordance with the provisions as stated in the "Determination of Kilowatts of Billing Demand" section, except that the Kilowatts of Billing Demand in excess of the Kilowatts of Billing Demand established under normal operations, shall be prorated on a daily basis during the billing periods when such overhauls are being accomplished. The Turbine-Generator Overhaul Kilowatts of Billing Demand established during the overhaul period shall not be used in the Minimum Kilowatts of Minimum Billing Demand and shall only be applicable during the actual period of overhaul.

VII.  Emergency Power and Energy
      --------------------------
      It is recognized that emergencies may arise in operation of LONE
      STAR's plant occasioned by a breakdown of the existing generating plant of LONE STAR whereby additional power is required. Therefore, SWEPCO, on request of LONE STAR, agrees to furnish as it has available such emergency power and corresponding energy as may be required by LONE STAR. In addition to normal billing, additional power and energy furnished in an emergency shall be on the following basis:

                           EMERGENCY POWER AND ENERGY
                           --------------------------

            0.23c per kilowatt-hour plus the Fuel Cost Component
            Of Base Rates (Schedule FC) or 110 percent (110%) of SWEPCO's cost of energy whichever is the greater amount for all emergency kilowatt-hours supplied to LONE STAR plus 19.5 CENTS per kilowatt per day for each Kilowatt of Billing Demand established above the Firm Load Kilowatts of Billing Demand.

       The Kilowatts of Billing Demand established during periods of emergency shall not be used in the Determination of Kilowatts of Minimum Billing Demand and shall only be applicable during the month(s) that the emergency power and energy is supplied.

VIII.  Billing and Payments
       --------------------
       Bills for services furnished are rendered monthly and are due and payable within sixteen (16) days of date of bill. A sum equivalent to 1% of the total bill will be added to LONE STAR's total monthly bill, but will be collected only in the event LONE STAR fails to pay in full on or before the due date shown on the bill.

                      SOUTHWESTERN ELECTRIC POWER COMPANY
                    GENERAL OFFICES - SHREVEPORT, LOUISIANA
                                     TEXAS

Approved By: Docket No. 14819                                    January 8, 1996
--------------------------------------------------------------------------------

                               FIXED FUEL FACTOR
                      (FUEL COST COMPONENT OF BASE RATES)
                                 (SCHEDULE FC)


Applicable to all standard rates and all kilowatt-hours sold thereunder. For electric service billed under applicable rate schedules for which there is no metering, the monthly usage shall be estimated by the Company and the fuel factors shall be applied. The following fuel factors adjusted by the appropriate loss multiplier will be included in each rate schedule to recover fuel costs:

          Applicable Period                     Fixed Fuel Factor
          -----------------                     -----------------
     December, January, February            $ .01800 per kilowatt-hour
     March, April, May                      $ .01893 per kilowatt-hour
     June, July, August                     $ .01907 per kilowatt-hour
     September, October, November           $ .01744 per kilowatt-hour

The cost of fuel included within the Fixed Fuel Factor is comprised of the following items:

1.  Cost of fuel consumed in Company's generating plants, plus

2. Cost of purchased economy energy and power and energy purchased from small power production and cogeneration facilities, plus

3.  Cost of other purchased energy (excluding capacity charges), plus

4. Cost of small power production and cogeneration, wheeling and other costs associated with generated or purchased power as approved by the Public Utility Commission of Texas, less

5. Cost of energy (excluding capacity charges) sold outside the retail jurisdictional system.

The cost of fuel consumed in the Company's generating plants shall include only these items includible in FERC Accounts 501 and 547 less those costs determined in Docket No. 5301 to be nonrecoverable and/or nonreconcilable through the Fixed Fuel Factor.



                                     11.01

                      SOUTHWESTERN ELECTRIC POWER COMPANY
                    GENERAL OFFICES - SHREVEPORT, LOUISIANA
                                     TEXAS

Continuation of Schedule
--------------------------------------------------------------------------------

                               FIXED FUEL FACTOR
                      (FUEL COST COMPONENT OF BASE RATES)
                           (SCHEDULE FC) (Continued)


The Fixed Fuel Factor for the applicable period will be adjusted by the appropriate loss multiplier to account for differences in line losses corresponding to the voltage level of service. The line loss multipliers are as follows:

     Transmission
           138 KV             .95407
            69 KV             .96427
     Substation *             .97075
     Primary                  .98144
     Secondary               1.01638

     * Applicable to Primary Service supplied from the substation bus for customers served on the LLP rate schedule.

The Company will maintain up-to-date monthly and cumulative records of fuel costs, fuel revenues and the difference between them. When permitted in accordance with Public Utility Commission of Texas Substantive Rule 23.23(b)(2), Rate Design, the Company will reconcile any cumulative over- or under-recovery of fuel cost and will either credit or surcharge, whichever is appropriate, the over- or under-recovered fuel costs with interest at the rate established by the Commission for overbilling and underbilling.

The Fixed Fuel Factor is subject to change by the Commission in accordance with Substantive Rule 23.23 (b)(2), Rate Design.



                                    11.01 A